As filed with the Securities and Exchange Commission on May 29, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

TCF FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

41-1591444

(IRS Employer Identification No.)

200 Lake Street East, MAIL CODE EX0-03-A
Wayzata, Minnesota 55391-1693
(952) 745-2760

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joseph T. Green
Senior Vice President, General Counsel and Secretary
TCF Financial Corporation
200 Lake Street East, MAILCODE EX0-03-G
Wayzata, MN 55391-1693
(952) 475-6498

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kate Sherburne

Kaplan, Strangis and Kaplan, P.A.
5500 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN  55402

(612) 375-1138

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (2)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)

Common Stock, $.01 par value per share
Preferred Stock, $.01 par value per share
Depositary shares representing preferred stock(3)
Warrants
Debt Securities
Guarantees(4)
Units

(1)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.

(2)

Omitted pursuant to Form S-3 General Instruction II.E.  An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.  In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee.  Registration fees will be paid subsequently on a pay-as-you-go basis.

(3)

There is being registered under this registration statement an indeterminate number of depositary shares to be evidenced by depositary receipts as may be issued pursuant to a deposit agreement in the event that TCF Financial Corporation elects to offer to the public fractional shares of the preferred stock registered hereby. Such depositary receipts will be distributed to those persons purchasing such fractional interests and the shares of the preferred stock will be issued to the depositary under the deposit agreement. No separate consideration will be received for depositary shares.

(4)	No separate consideration will be received for any guarantee, and pursuant to Rule 457(n) under the Securities Act, no separate registration fee will be paid in respect of any such guarantee.

PROSPECTUS

TCF Financial Corporation

Common Stock

Preferred Stock

Depositary Shares

Warrants

Debt Securities

Guarantees

Units

TCF Financial Corporation may from time to time offer to sell common stock, preferred stock, depositary shares, warrants, debt securities, guarantees or units.  This prospectus provides you with a general description of these securities and the general manner in which they may be offered.  Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered.  The prospectus supplement may also add to, update or change information contained in this prospectus.  In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.

Additionally, securities may be offered and sold from time to time by any selling securityholder named in a prospectus supplement who has acquired, or will acquire, our securities in transactions that were not, or will not be, registered under the Securities Act of 1933, as amended. Specific information with respect to any offer and sale by any selling securityholder will be set forth in the prospectus supplement relating to that transaction.

You should read this prospectus and any related prospectus supplement or other offering material filed or provided by us carefully before you invest.  This prospectus may not be used to sell any of the securities unless accompanied by a prospectus supplement.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

The common stock of TCF Financial Corporation is listed on the New York Stock Exchange under the symbol “TCB.”  If we decide to seek a listing of any securities offered by this prospectus, the applicable prospectus supplement will disclose the exchange or market on which such securities will be listed, if any, or where we have made an application for listing, if any.

You should refer to the risk factors included in our periodic reports, the applicable prospectus supplement and other information that we file with the Securities and Exchange Commission and carefully consider that information before buying our securities.  See “Risk Factors” on page 3.

The securities may be sold to or through underwriters, brokers or dealers; through agents; directly to purchasers or through a combination of these methods.  If an offering of securities involves any underwriters, brokers, dealers or agents, then the prospectus supplement will name the underwriters, brokers, dealers or agents and will provide information regarding any fee, commission or discount arrangements made with those underwriters, brokers, dealers or agents.

These securities are not deposits, savings accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation nor any other governmental agency or instrumentality.

Our mailing address is 200 Lake Street East, MAIL CODE EX0-03-A, Wayzata, Minnesota 55391 and our telephone number is (952) 745-2760.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated May 29, 2012

i

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”).  We and/or selling securityholders may sell any combination of the securities described in this prospectus from time to time in one or more offerings.  You should carefully read this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”  We have not authorized anyone to provide you with different or additional information.

Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered.  If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.  In addition, the prospectus supplement may add to, update or change the information contained in this prospectus.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.

You should assume that the information in this prospectus or any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, is accurate only as of the date of the documents containing the information, unless the information specifically indicates that another date applies.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add to, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference in this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

As used in this prospectus, the terms “TCF,” “we,” “us,” and “our” or similar references mean TCF Financial Corporation and its subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”).  In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  You may read and copy any reports, statements or other information on file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.    The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding TCF. Copies of certain information filed by us with the SEC are also available on our website at http://www.tcfbank.com.  We do not incorporate the information on our website into this prospectus and you should not consider it a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate documents by reference in this prospectus. This means that if we list or refer to a document that we have filed with the SEC in this prospectus, that document is considered to be a part of this prospectus and should be read with the same care. Documents that we file with the SEC in the future that are incorporated by reference will automatically update and supersede information incorporated by reference in this prospectus.  The documents listed below are incorporated by reference into this prospectus (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act).  These documents contain important information about us and our financial condition.

•                  TCF’s Annual Report on Form 10-K for the year ended December 31, 2011;

•                  TCF’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

•                  TCF’s Current Reports on Form 8-K filed with the SEC on January 20, 2012, January 30, 2012, March 2, 2012, March 13, 2012 (excluding Item 7.01 and related Exhibit 99.2) and April 30, 2012;

•                  the description of our Common Stock that is contained in Item 1 of our Registration Statement on Form 8-A filed on May 17, 1989 with the SEC under Section 12(g) of the Exchange Act; and

•                  any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered by this prospectus are sold or the offering is otherwise terminated (which filed documents do not include any portion thereof containing information furnished rather than “filed,” including information furnished under either Item 2.02 or 7.01, or any related exhibit, of any Current Report on Form 8-K).

You may obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC’s Internet web site at http://www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibit to those documents, unless the exhibit is specifically incorporated by reference into the information that this document incorporates. You may obtain documents incorporated by reference in this prospectus or any prospectus supplement by writing or telephoning us at:

Corporate Secretary
200 Lake Street East, Mail Code EX0-03-A
Wayzata, MN 55391-1693
(952) 745-2760

FORWARD-LOOKING STATEMENTS

Any statements contained in this prospectus and any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement, regarding the outlook for the Company’s businesses and their respective markets, such as projections of future performance, guidance, statements of the Company’s plans and objectives, forecasts of market trends and other matters, are forward-looking statements based on the Company’s assumptions and beliefs.  Such statements may be identified by such words or phrases as “will likely result,” “are expected to,” “will continue,” “outlook,” “will benefit,” “is anticipated,” “estimate,” “project,” “management believes” or similar expressions.  These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements and no assurance can be given that the results in any forward-looking statement will be achieved. For these statements, TCF claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Any forward-looking statement speaks only as of the date on which it is made, and we disclaim any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events.

Certain factors could cause TCF’s future results to differ materially from those expressed or implied in any forward-looking statements contained in this prospectus and any prospectus supplement, as well as the information incorporated by reference in this prospectus or any prospectus supplement.  These factors include the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2011 under Part I, “Item 1A. Risk Factors” and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 under Part I, “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations — Cautionary Statements for Purposes of the Safe Harbor Provisions of the Securities Litigation Reform Act” and Part II, “Item 1A. Risk Factors” and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements. Since it is not possible to foresee all such factors, these factors should not be considered as complete or exhaustive.

RISK FACTORS

An investment in our securities involves significant risks.  You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities.  Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects and could result in a partial or complete loss of your investment.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.  See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

TCF FINANCIAL CORPORATION

TCF is a bank holding company based in Wayzata, Minnesota.  We were organized in 1987 under the laws of the State of Delaware.  Our principal subsidiary, TCF National Bank (“TCF Bank”), is headquartered in South Dakota. TCF had 434 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana, Arizona and South Dakota (TCF’s primary banking markets) at March 31, 2012.  At March 31, 2012, TCF had total assets of $17.8 billion and was the 36th largest publicly traded bank holding company in the United States based on total assets, according to SNL Financial.  TCF’s core businesses include Lending and Funding. Lending includes retail lending, commercial banking, leasing and equipment finance, inventory finance and auto finance. Funding includes branch banking and treasury services. Treasury services includes the Company’s investment and borrowing portfolios and management of capital, debt and market risks, including interest rate and liquidity risks.

Our executive offices are located at 200 Lake Street East, Wayzata, MN  55391-1693 and our telephone number is (952) 745-2760.

REGULATION AND SUPERVISION

As a bank holding company, we are supervised and regulated by The Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.”  In addition, our banking subsidiaries are supervised and regulated by various federal and state banking regulatory authorities, including the Office of the Comptroller of the Currency (the “OCC”), the Federal Deposit Insurance Corporation (the “FDIC”) and the Consumer Financial Protection Bureau (the “CFPB”).  Many of these laws and regulations have undergone significant change in recent years.  These laws and regulations impose restrictions on activities, minimum capital requirements, lending and deposit restrictions and numerous other requirements.  Future changes to these laws and regulations, and other new financial services laws and regulations, are likely and cannot be predicted with certainty.  For a discussion of the material elements of the extensive regulatory framework applicable to bank holding companies and banks, as well as specific information about us and our subsidiaries, please refer to “Regulation” under the heading “Item 1. Business” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and any subsequent reports that we file with the SEC, which are incorporated by reference in this prospectus.  See “Where You Can Find More Information” above for information on how to obtain a copy of our annual report and any subsequent reports.  This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of securityholders.

SELECTED FINANCIAL DATA

Effective January 1, 2012, TCF adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2011-05, “Comprehensive Income (Topic 220):  Presentation of Comprehensive Income,” as amended by ASU No. 2011-12, “Comprehensive Income (Topic 220):  Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standards Update No. 2011-05.”  These updates revise the manner in which entities present comprehensive income in their financial statements.  The following selected financial information revises historical information to illustrate the new presentation required by this pronouncement for the periods presented.

	Year Ended December 31,
(In thousands)	2011	2010	2009
Net income attributable to common stockholders	$109,394	$150,947	$94,269
Other comprehensive income (loss):
Unrealized holding gains (losses) arising during the year on securities available for sale	122,638	3,342	(3,253)
Recognized pension and postretirement actuarial gain, settlement expense and transition obligation	308	4	4
Reclassification adjustment for securities gains included in net income	(8,045)	(31,484)	(31,828)
Foreign currency translation adjustment	(433)	576	251
Foreign currency hedge	261	(196)	-
Income tax (expense) benefit	(42,211)	10,406	12,801
Total other comprehensive income (loss)	72,518	(17,352)	(22,025)
Comprehensive income attributable to common stockholders	$181,912	$133,595	$72,244

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

Our consolidated ratios of earnings to combined fixed charges for each of the fiscal years ended December 31, 2007 through 2011 and the three month period ended March 31, 2012 is set forth below.  For purposes of computing these ratios, earnings represent income before income tax expense and fixed charges.  Fixed charges include interest (other than on deposits), whether expensed or capitalized, an appropriate portion of rentals (generally one-third) deemed representative of the interest factor and interest on deposits.

Three Months
	Ended	Year Ended December 31,
	March 31, 2012	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges (1)	-	1.70x	1.85x	1.43x	1.47x	1.88x
Ratio of earnings to fixed charges and preferred stock dividends (1)	-	1.70x	1.85x	1.32x	1.46x	1.88x

(1)

Earnings for the period ended March 31, 2012 were inadequate to cover fixed charges. Additional earnings of $453.1 million would have been needed to bring the ratio of earnings to fixed charges to 1.0.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of securities for general corporate purposes, including capital to support asset growth, working capital, capital expenditures, acquisitions and the refinancing of existing debt.  We may temporarily invest funds that are not immediately needed for these purposes in cash or short-term marketable securities.

DESCRIPTION OF COMMON STOCK

As of the date of this prospectus, we are authorized to issue 280,000,000 shares of common stock, par value $.01 per share of TCF (“Common Stock”). As of May 22, 2012, we had 162,662,414 shares of Common Stock issued, (which includes 42,566 shares held in treasury) and had reserved approximately 3,199,988 shares of Common Stock for issuance upon exercise of outstanding warrants to purchase our Common Stock and 4,063,637 shares of Common Stock for issuance under various employee or director incentive, compensation and option plans.  The shares of Common Stock currently outstanding are fully paid and nonassessable.

The following summary is not complete. You should refer to the applicable provisions of our Amended and Restated Certificate of Incorporation, Bylaws and the Delaware General Corporation Law for a complete statement of the terms and rights of our Common Stock.  For more information on how you can obtain a copy of our Amended and Restated Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”  The prospectus supplement relating to any Common Stock being offered will include specific terms relating to the offering.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment. In addition, any determination to pay dividends will be subject to applicable regulatory restrictions and Delaware law, and will be dependent upon our results of operations, financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

Voting Rights

Each holder of Common Stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock under its applicable certificate of designation and applicable law, all voting rights are vested in the holders of shares of our Common Stock.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our Common Stock will be entitled to share equally and ratably, in proportion to the number of shares held, in any of our net assets available for distribution to holders of Common Stock after we have paid in full all of our debts and, to the extent applicable, after the holders of any series of our outstanding preferred stock have received any of their liquidation preferences in full.

Transfer Agent

Computershare Trust Company, N.A. is the transfer agent, registrar and dividend disbursement agent for our Common Stock.

Miscellaneous

Holders of shares of our Common Stock are not entitled to preemptive or conversion rights and are not subject to call. There are no redemption or sinking fund provisions applicable to the Common Stock.

Anti-Takeover Provisions

Provisions of Delaware law and of our Amended and Restated Certificate of Incorporation and Bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Additionally, our Amended and Restated Certificate of Incorporation authorizes our board of directors to issue series of preferred stock, which could be issued as a defensive measure in response to a takeover proposal. There are substantial regulatory limitations on changes of control of bank holding companies. With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to and the approval of the Federal Reserve. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 30,000,000 shares of preferred stock, par value $.01 per share, in one or more series.

The following summary is not complete. You should refer to the applicable provisions of our Amended and Restated Certificate of Incorporation, Bylaws and the Delaware General Corporation Law for a complete statement of the terms and rights of our preferred stock.  For more information on how you can obtain a copy of our Amended and Restated Certificate of Incorporation and Bylaws, see “Where You Can Find More Information.”  The prospectus supplement relating to any preferred stock being offered will include specific terms relating to the preferred stock and the offering.

Subject to limitations prescribed by Delaware law and our Amended and Restated Certificate of Incorporation, our board of directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including those provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and those other subjects or matters as may be fixed by resolution of our board of directors.

You should refer to the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•                                          the series, title and stated value of that preferred stock;

•                                          the number of shares of that preferred stock offered, the liquidation preference per share and the offering price of that preferred stock;

•                                          the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to that preferred stock;

•                                          whether dividends on that preferred stock shall be cumulative or not and, if cumulative, the date from which dividends on that preferred stock shall accumulate;

•                                          the procedures for any auction or remarketing, if any, for that preferred stock;

•                                          provisions for a sinking fund, if any, for that preferred stock;

•                                          provisions for redemption, if applicable, of that preferred stock;

•                                          any listing of that preferred stock on any securities exchange;

•                                          whether we have elected to offer depositary shares and the terms of such depositary shares, as described below;

•                                          the terms and conditions, if applicable, upon which that preferred stock will be convertible into our common stock, including the conversion price (or manner of calculation thereof);

•                                          the relative ranking and preference of the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up if other than as described in this prospectus;

•                                          any limitations on the issuance of any other series of preferred stock ranking senior to or on a parity with the preferred stock as to distribution rights and rights upon our liquidation, dissolution or winding up;

•                                          a discussion of certain federal income tax considerations applicable to that preferred stock;

•                                          any limitations on actual, beneficial or constructive ownership and restrictions on transfer of that preferred stock and, if convertible, the related common stock; and

•                                          any other material terms, preferences, rights, limitations or restrictions of that preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable and, except as may be determined by our board of directors and set forth in the certificate of designation setting forth the terms of any series of preferred stock, will not have, or be subject to, any preemptive or similar rights.

Anti-Takeover Provisions

Provisions of Delaware law and of our Amended and Restated Certificate of Incorporation and Bylaws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. Additionally, our Amended and Restated Certificate of Incorporation authorizes our board of directors to issue series of preferred stock, which could be issued as a defensive measure in response to a takeover proposal. There are substantial regulatory limitations on changes of control of bank holding companies. With certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our company without prior notice or application to and the approval of the Federal Reserve. These provisions could make it more difficult for a third party to acquire us even if an acquisition might be in the best interest of our stockholders.

DESCRIPTION OF DEPOSITARY SHARES

The following description summarizes the general terms and provisions of depositary shares and depositary receipts. The prospectus supplement relating to any depositary shares and depositary receipts we offer will include specific terms related to the depositary shares and depositary receipts and the offering. You should read the particular terms of any depositary shares and depositary receipts we offer described in the related prospectus supplement, together with any deposit agreement relating to a particular series of preferred stock for provisions that may be important to you. The prospectus supplement will also state whether any of the generalized provisions summarized below do not apply to the depositary shares or depositary receipts being offered.

General

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In that event, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock as described in the applicable prospectus supplement. The terms of any depositary shares will be set forth in the applicable prospectus supplement and the provisions of the deposit agreement, which we will file with the SEC.

The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and the depositary named in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock, including dividend, voting, redemption, conversion and liquidation rights, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share.

The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock as described in the applicable prospectus supplements.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the number of such depositary shares owned by such holders.

The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled thereto. If the depositary determines that it is not feasible to make such distribution, it may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

Redemption of Preferred Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same date the number of depositary shares representing the shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or ratably or by any other equitable method as we may decide.

DESCRIPTION OF OTHER SECURITIES

We will set forth, in the applicable prospectus supplement, a description of any warrants, debt securities, guarantees or units that may be offered pursuant to this prospectus.

SELLING SECURITYHOLDERS

Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire our securities in various private transactions.  Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale.  The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each selling securityholder and the number and type of securities beneficially owned by such selling securityholder that are covered by such prospectus supplement.  The applicable prospectus supplement will also disclose whether any of the selling securityholders have held any position or office with, have been employed by or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION

We and any selling securityholder may sell the securities being offered by use of this prospectus and a prospectus supplement from time to time in one or more transactions, including without limitation:

•                                          to or through underwriters, brokers or dealers;

•                                          through agents;

•                                          on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

•                                          directly to one or more purchasers; or

•                                          through a combination of any of these methods.

The distribution of the securities may be effected from time to time in one or more transactions:

•                                          at a fixed price, or prices, which may be changed from time to time;

•                                          at market prices prevailing at the time of sale;

•                                          at prices related to such prevailing market prices; or

•                                          at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.  Each prospectus supplement will also describe the terms of the offering of the securities, including the following:

•                                          the name of the agent or the name or names of any underwriters;

•                                          the public offering or purchase price;

•                                          any discounts and commissions to be allowed or paid to the agent or underwriters;

•                                          all other items constituting underwriting compensation;

•                                          any discounts and commissions to be allowed or paid to dealers; and

•                                          any exchanges on which the securities will be listed.

Under agreements that we may enter into, underwriters, dealers or agents who participate in the distribution of securities by use of this prospectus and a prospectus supplement may be entitled to indemnification by us against some types of liabilities, including liabilities under the Securities Act, or to reimbursement for some types of expenses.

Underwriters, dealers or agents participating in a distribution of securities by use of this prospectus and a prospectus supplement may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the offered securities, whether received from an issuer or from purchasers of offered securities for whom they act as agent, may be deemed to be underwriting discounts and commissions under the Securities Act.

Certain of the underwriters, dealers, agents or their affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services for us or our or its affiliates in the ordinary course of business.

We may also use this prospectus and a prospectus supplement to solicit offers to purchase securities directly. Except as set forth in the applicable prospectus supplement, none of our directors, officers, or employees nor those of our bank subsidiaries will solicit or receive a commission in connection with these direct sales.  Those persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with direct sales.

In the case of sales by selling securityholders, we will not receive any of the proceeds from the sale by them of the securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, the validity of those securities will be passed upon for TCF by Kaplan, Strangis and Kaplan, P.A., legal counsel to TCF.

EXPERTS

The consolidated financial statements of TCF Financial Corporation as of December 31, 2011 and 2010, and for each of the years in the three-year period ended December 31, 2011, and management’s report on the effectiveness of internal control over financial reporting as of December 31, 2011 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the registrant in connection with the Securities being registered hereby. All of the fees set forth below are estimates.

SEC Registration Fee	$ *
Accounting Fees	**
Printing and Engraving Fees	**
Legal Fees and Expenses	**
Total	$

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.
**	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Limitation of Liability

As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), Article 12 of the Amended and Restated Certificate of Incorporation of TCF provides that a director of TCF shall not be personally liable to TCF or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director’s duty of loyalty to TCF or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to further eliminate or limit the personal liability of directors, then the liability of a director of TCF shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Indemnification

The DGCL authorizes a corporation’s board of directors to grant indemnity to officers and directors for certain liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”). Article 13 of the our Amended and Restated Certificate of Incorporation generally provides that TCF shall indemnify, to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment to the DGCL, the right to indemnification shall be retroactive only to the extent that such amendment permits TCF to provide broader indemnification rights than such law prior to such amendment permitted TCF to provide), any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal or administrative (a “proceeding”), by reason of the fact that he or she is or was a director or officer of TCF or a subsidiary thereof or is or was serving at the request of TCF as a director, officer, partner, member or trustee of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, partner, member or trustee or in any other capacity while so serving, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, and amounts paid or to be paid in settlement of a proceeding) reasonably incurred by such person in connection with such proceeding.

Article 13 authorizes TCF to maintain insurance to protect itself and any director, officer, employee, or agent of TCF or other entity against any expense, liability or loss, whether or not TCF would have the power to indemnify such person against expense, liability or loss under the DGCL.

Article VII of our Bylaws generally provides that TCF may indemnify persons who serve as employees or agents of TCF or a subsidiary thereof or of another entity at the request of TCF to the fullest extent authorized by the DGCL.

In addition, TCF maintains an insurance policy that insures directors and officers against certain liabilities.

Any underwriting agreement with respect to an offering of securities registered hereunder will provide for indemnification by TCF of the underwriters against certain liabilities including liabilities under the Securities Act.

The foregoing statements are subject to the detailed provisions of Section 145 of the DGCL and the Amended and Restated Certificate of Incorporation and Bylaws of TCF.

With respect to possible indemnification of directors, officers and controlling persons of the registrant for liabilities arising under the Securities Act, pursuant to such provisions, the registrant is aware that the Securities and Exchange Commission (“SEC”) has publicly taken the position that such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 16. Exhibits.

See the Exhibit Index, which is hereby incorporated herein by reference.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayzata, State of Minnesota on May 29, 2012.

TCF FINANCIAL CORPORATION

By:	/s/ William A. Cooper
	Name:	William A. Cooper
	Title:	Chairman and Chief Executive Officer (Principal Executive Officer)

By:	/s/ Michael S. Jones
	Name:	Michael S. Jones
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

By:	/s/ David M. Stautz
	Name:	David M. Stautz
	Title:	Senior Vice President, Controller and Managing Director of Corporate Development (Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Cooper	Chief Executive Officer (Principal	May 29, 2012
William A. Cooper	Executive Officer), Chairman of the Board and Director

/s/ Michael S. Jones	Executive Vice President and Chief	May 29, 2012
Michael S. Jones	Financial Officer (Principal Financial Officer)

/s/ David M. Stautz	Senior Vice President, Controller and	May 29, 2012
David M. Stautz	Managing Director of Corporate Development (Principal Accounting Officer)

	Signature	Title	Date

	*	Director	May 29, 2012
Raymond L. Barton

	*	Director	May 29, 2012
Peter Bell

	*	Director	May 29, 2012
William F. Bieber

	*	Director	May 29, 2012
Theodore J. Bigos

	*	Director	May 29, 2012
Thomas A. Cusick

	*	Director and Vice Chairman	May 29, 2012
Craig R. Dahl

	*	Director	May 29, 2012
Karen L. Grandstrand

	*	Director and Vice Chairman	May 29, 2012
Thomas F. Jasper

	*	Director	May 29, 2012
George G. Johnson

	*	Director	May 29, 2012
Vance K. Opperman

	*	Director	May 29, 2012
James M. Ramstad

	*	Director	May 29, 2012
Gerald A. Schwalbach

	*	Director	May 29, 2012
Barry N. Winslow

	*	Director	May 29, 2012
Richard A. Zona

* By:	/s/ Michael S. Jones		May 29, 2012
Michael S. Jones

Michael S. Jones, pursuant to powers of attorney executed by each of the officers and directors listed above whose name is marked by an “*” and filed as an exhibit hereto, by signing his name hereto does hereby sign and execute this registration statement of TCF Financial Corporation on behalf of each of such officers and directors in the capacities in which the names of each appear above.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of underwriting agreement*

4.1

Amended and Restated Certificate of Incorporation of TCF Financial Corporation, as amended through April 27, 2011 (incorporated by reference to Exhibit 3(a) of TCF Financial Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011)

4.2	Amended and Restated Bylaws of TCF Financial Corporation (incorporated herein by reference to Exhibit 3(b) to TCF Financial Corporation’s Current Report on Form 8-K filed March 2, 2012)

4.3	Specimen of TCF’s Common Stock Certificate

4.4	Form of specimen certificate of preferred stock and form of certificate of designations for preferred stock*

4.5	Form of Deposit Agreement*

4.6	Form of debt security and indenture*

4.7	Form of warrant agreement*

4.8	Form of guarantee*

4.9	Form of unit agreement*

4.10

Warrant Agreement dated December 15, 2009 by and among TCF Financial Corporation, Computershare, Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to TCF Financial Corporation’s Form 8-A filed December 16, 2009)

4.11	Specimen Warrant to Purchase Shares of Common Stock of TCF Financial Corporation (incorporated by reference to Exhibit 4.2 to TCF Financial Corporation’s Form 8-A filed December 16, 2009)

4.12

Indenture dated August 19, 2008 between TCF Financial Corporation and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to TCF Financial Corporation’s Current Report on Form 8-K filed August 19, 2008)

4.13

Supplemental Indenture dated August 19, 2008 between TCF Financial Corporation and Wilmington Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to TCF Financial Corporation’s Current Report on Form 8-K filed August 19, 2008)

4.14	Form of 10.75% Junior Subordinated Note, Series I (incorporated by reference to Exhibit 4.3 to TCF Financial Corporation’s Current Report on Form 8-K filed August 19, 2008)

4.15	Certificate of Trust of TCF Capital I (incorporated by reference to Exhibit 4.2 to TCF Financial Corporation’s Registration Statement on Form S-3, filed August 11, 2008)

4.16	Form of 10.75% Capital Security, Series I for TCF Capital I (incorporated by reference to Exhibit 4.5 to TCF Financial Corporation’s Current Report on Form 8-K filed August 19, 2008)

4.17

Guarantee Agreement for TCF Capital I dated August 19, 2008 by and between TCF Financial Corporation and Wilmington Trust Company, as Guarantee Trustee (incorporated by reference to Exhibit 4.6 to TCF Financial Corporation’s Current Report on Form 8-K filed August 19, 2008)

5.1	Opinion of Kaplan, Strangis and Kaplan, P.A.

12.1	Computation of Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends for Periods ended March 31, 2012 and December 31, 2011, 2010, 2009, 2008 and 2007

23.1	Consent of KPMG LLP

23.2	Consent of Kaplan, Strangis and Kaplan, P.A. (included in Exhibit 5.1)

24.1	Power of Attorney

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the offered securities.